                [TOMBSTONE ADVERTISEMENT IN WALL STREET JOURNAL]
-------------------------------------------------------------------------------


This announcement is neither an offer to purchase nor a solicitation of an offer to sell the Shares (as defined below). The Offer is made solely by the Offer to Purchase, dated June 30, 1997, and the related Letter of Transmittal, and is not being made to, nor will tenders be accepted from or on behalf of, holders of the Shares in any jurisdiction in which the making or acceptance thereof would not be in compliance with the laws of such jurisdiction.
    In any jurisdiction the securities laws of which require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed made on behalf of the Company by the Dealer Manager or one or more brokers or dealers licensed under the laws
                          of such jurisdiction.

                          OFFER TO PURCHASE FOR CASH

                                      by

                             OshKosh B'Gosh, Inc.


                    Up to 2,000,000 Shares of Common Stock

                    at a Purchase Price of Not Greater Than

                     $22.00 nor Less Than $19.00 per Share


     OshKosh B'Gosh, Inc., a Delaware corporation (the "Company"), is offering to purchase for cash up to 2,000,000 shares of its Class A Common Stock, par value $.01 per share (the "Class A Shares") and/or its Class B Common Stock, par value $.01 per share (the "Class B Shares") (collectively, the "Shares"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated June 30, 1997 (the "Offer to Purchase"), and in the related Letter of Transmittal (which together constitute the "Offer"). The Company is inviting its shareholders to tender their Shares at prices specified by such shareholders, not greater than $22.00 nor less than $19.00 per Share, upon the terms and subject to the conditions set forth in the Offer. Based upon the number of Shares tendered and the prices specified by tendering shareholders, the Company will select a single purchase price per Share (the "Purchase Price") which will be not greater than $22.00 nor less than $19.00 per Share that the Company will pay for Shares properly tendered and not withdrawn pursuant to the Offer, without regard to whether tendered shares are Class A Shares or Class B Shares. The Company will select the lowest Purchase Price which will enable it to purchase all 2,000,000 Shares, or such lesser number of Shares as are properly tendered at prices not greater than $22.00 nor less than $19.00 per Share, pursuant to the Offer. All Shares tendered at or below the Purchase Price will be purchased at the Purchase Price, subject to the terms and conditions of the Offer, including the proration and "odd lot" provisions described therein. The Purchase Price will be paid in cash, net to the seller, with respect to all Shares purchased. Shares tendered at prices in excess of the Purchase Price and Shares not purchased because of proration will be returned. Tendering shareholders will not be obligated to pay brokerage commissions, solicitation fees or, subject to Instruction 7 of the Letter of Transmittal, stock transfer taxes on the Company's purchase of Shares pursuant to the Offer. If the number of shares validly tendered at or below the Purchase Price and not withdrawn prior to the Expiration Date (as defined below) (the "Eligible Shares") exceeds the number of Shares to be purchased pursuant to the Offer, then the Company will select the Shares to be purchased from the Eligible Shares on a pro rata basis after purchase of all Shares from Odd Lot Holders (as defined below), subject to the provisions for conditional lenders described below.

     The Offer will expire at 12:00 Midnight, Eastern Daylight Savings Time, on Tuesday, July 29, 1997 (as may be extended in accordance with the terms of the Offer, the "Expiration Date"), unless the Company exercises its right, in its sole discretion, to extend the Offer at any time or from time to time by oral or written notice to the Depositary (as defined in the Offer to Purchase). The Company expressly reserves the right, in its sole discretion, to purchase up to an additional 2% of the outstanding Shares pursuant to the Offer without the need to extend the Offer.

     Upon the terms and subject to the conditions of the Offer, in the event that prior to the Expiration Date a greater number of Shares is properly tendered, and not withdrawn, at prices at or below the Purchase Price than will be accepted by the Company for purchase pursuant to the Offer, the Company will accept the Shares to be purchased in the following order of priority: (i) all Shares properly tendered at or below the Purchase Price and not withdrawn before the Expiration Date by any shareholder who holds fewer than 100 Class A Shares and/or fewer than 100 Class B Shares ("Odd Lot Holder") and tenders all of such Shares and does not withdraw any such Shares, (ii) all Shares (a) conditionally tendered, for which the condition was satisfied, and (b) all other Shares unconditionally tendered, in each case at or below the Purchase Price and not withdrawn before the Expiration Date, on a pro rata basis (with appropriate adjustments to avoid purchases of fractional Shares), and (iii) if necessary, Shares conditionally tendered, for which the condition was not satisfied, at prices at or below the Purchase Price, selected by random lot. Tenders of Shares made pursuant to the Offer may be withdrawn at any time prior to the Expiration Date. Thereafter, such tenders are irrevocable, except that Shares tendered may be withdrawn at any time after 40 business days from the commencement of the Offer unless theretofore accepted for payment by the Company as provided in the Offer to Purchase. To be effective, a written, telegraphic, telex, or facsimile transmission notice of withdrawal must be received in a timely manner by the Depositary at one of its addresses set forth in the Offer to Purchase and must specify the name of the person who tendered the Shares to be withdrawn and the number and class of Shares to be withdrawn and the name of the registered holders of the Shares if different from the person who tendered the Shares. If the Shares to be withdrawn have been delivered to the Depositary, a signed notice of withdrawal with (except in the case of Shares tendered by an Eligible Institution (as defined in the Offer to Purchase) signatures guaranteed by an Eligible Institution must be submitted prior to the release of such Shares. In addition, such notice must specify, in the case of Shares tendered by delivery of certificates, the name of the registered holder (if different from that of the tendering shareholder) and the class and serial numbers shown on the particular certificates evidencing the Shares to be withdrawn or, in the case of Shares tendered by book-entry transfer, the name and number of the account at the Book-Entry Transfer Facilities (as defined in the Offer to Purchase) to be credited with the withdrawn Shares.

    The Company is making the Offer (i) because its Board of Directors believes that the purchase of Shares pursuant to the Offer constitutes a prudent use of its financial resources, given its business profile, assets, and prospects and
(ii) to afford those shareholders who desire liquidity an opportunity to sell all or a portion of their Shares without the usual transaction costs associated with open market sales. This opportunity to sell Shares without paying any brokerage fee may be particularly valuable to smaller shareholders, for whom such fees may be relatively high. Odd Lot Holders who tender into the Offer will realize additional transactional savings by avoiding any applicable "odd lot" discount payable on a sale of Shares. If a shareholder is considering the sale of all or a portion of his or her Shares, the Offer also gives him or her the opportunity to determine the minimum price at which he or she is willing to sell his or her Shares. The Offer may also give the shareholder the opportunity to sell Shares at prices greater than the market price of the Shares prevailing before the Company announced the Offer. Shareholders who do not tender Shares or whose Shares are not purchased in the Offer will have a proportionate increase in their ownership interest in the Company.

     The Company's purchase of Shares pursuant to the Offer will reduce the number of Shares that are available to be publicly traded on the National Market of The Nasdaq Stock Market, Inc. ("Nasdaq"), and is likely to reduce the number of shareholders. Nonetheless, the Company anticipates that there will be enough shareholders and sufficient publicly available Class A Shares following the Offer to provide a reasonably liquid trading market for them. As of June 27, 1997, the Class B Shares are no longer listed with Nasdaq. The Company can make no assurances that sufficient publicly traded Shares will be available following the Offer to provide a reasonably liquid trading market.

     Neither the Company nor its Board of Directors makes any recommendation to shareholders as to whether or not to tender Shares. A shareholder must make his or her own decision whether to tender Shares and, if so, how many Shares to tender and at what price or prices.

     The Company has been informed by such persons that none of its directors or executive officers intends to tender any Shares pursuant to the Offer. The information required to be disclosed by Rule 13e-4(d)(1) of the General Rules and Regulations under the Securities Exchange Act of 1934 is contained in the Offer to Purchase and is incorporated herein by reference. Copies of the Offer to Purchase and Letter of Transmittal are being mailed commencing today to all holders of the Shares, as reflected on the records of the Transfer Agent as of June 30, 1997. The Offer is explained in detail in those materials. Shareholders are urged to carefully read those materials before making any decision with respect to the Offer. Additional copies of the Offer to Purchase and Letter of Transmittal may be obtained from the Information Agent at the address and telephone number set forth below and will be furnished promptly at the Company's expense.

     Questions or requests for assistance may be directed to the Information Agent or the Dealer Manager at their respective addresses and telephone numbers set forth below. Shareholders may also contact their broker, dealer, commercial bank, or trust company for assistance concerning the Offer.

--------------------------------------------------------------------------------
 THE OFFER, PRORATION PERIOD, AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN DAYLIGHT SAVINGS TIME, ON TUESDAY, JULY 29, 1997, UNLESS THE OFFER IS EXTENDED.
--------------------------------------------------------------------------------


                    The Information Agent For The Offer Is:

                        [GEORGESON & COMPANY INC. LOGO]
                        -------------------------------

                              Wall Street Plaza
                          New York, New York 10005
               Banks and Bankers call collect (212) 440-9800
                        Call Toll-Free 1-800 223-2064

                      The Dealer Manager For The Offer Is:
                       ROBERT W. BAIRD & CO. INCORPORATED
                           777 East Wisconsin Avenue
                          Milwaukee, Wisconsin  53202
                         Call Toll-Free 1-888-224-7326


July 1, 1997

     The Offer will expire at 12:00 Midnight, Eastern Daylight Savings Time, on Tuesday, July 29, 1997 (as may be extended in accordance with the terms of the Offer, the "Expiration Date"), unless the Company exercises its right, in its sole discretion, to extend the Offer at any time or from time to time by oral or written notice to the Depositary (as defined in the Offer to Purchase). The Company expressly reserves the right, in its sole discretion, to purchase up to an additional 2% of the outstanding Shares pursuant to the Offer without the need to extend the Offer.

     Upon the terms and subject to the conditions of the Offer, in the event that prior to the Expiration Date a greater number of Shares is properly tendered, and not withdrawn, at prices at or below the Purchase Price than will be accepted by the Company for purchase pursuant to the Offer, the Company will accept the Shares to be purchased in the following order of priority: (i) all Shares properly tendered at or below the Purchase Price and not withdrawn before the Expiration Date by any shareholder who holds fewer than 100 Class A Shares and/or fewer than 100 Class B Shares ("Odd Lot Holder") and tenders all of such Shares and does not withdraw any such Shares, (ii) all Shares (a) conditionally tendered, for which the condition was satisfied, and (b) all other Shares unconditionally tendered, in each case at or below the Purchase Price and not withdrawn before the Expiration Date, on a pro rata basis (with appropriate adjustments to avoid purchases of fractional Shares), and (iii) if necessary, Shares conditionally tendered, for which the condition was not satisfied, at prices at or below the Purchase Price, by random lot. Tenders of Shares made pursuant to the Offer may be withdrawn at any time prior to the Expiration Date. Thereafter, such tenders are irrevocable, except that Shares tendered may be withdrawn at any time after 40 business days from the commencement of the Offer unless theretofore accepted for payment by the Company as provided in the Offer to Purchase. To be effective, a written, telegraphic, telex, or facsimile transmission notice of withdrawal must be received in a timely manner by the Depositary at one of its addresses set forth in the Offer to Purchase and must specify the name of the person who tendered the Shares to be withdrawn and the number and class of Shares to be withdrawn and the name of the registered holders of the Shares if different from the person who tendered the Shares. If the Shares to be withdrawn have been delivered to the Depositary, a signed notice of withdrawal with (except in the case of Shares tendered by an Eligible Institution (as defined in the Offer to Purchase)) signatures guaranteed by an Eligible Institution must be submitted prior to the release of such Shares. In addition, such notice must specify, in the case of Shares tendered by delivery of certificates, the name of the registered holder (if different from that of the tendering shareholder) and the class and serial numbers shown on the particular certificates evidencing the Shares to be withdrawn or, in the case of Shares tendered by book-entry transfer, the name and number of the account at the Book-Entry Transfer Facilities (as defined in the Offer to Purchase) to be credited with the withdrawn Shares.

     The Company is making the Offer (i) because its Board of Directors believes that the purchase of Shares pursuant to the Offer constitutes a prudent use of its financial resources, given its business profile, assets, and prospects and
(ii) to afford those shareholders who desire liquidity an opportunity to sell all or a portion of their Shares without the usual transaction costs associated with open market sales. This opportunity to sell Shares without paying any brokerage fee may be particularly valuable to smaller shareholders, for whom such fees may be relatively high. Odd Lot Holders who tender into the Offer will realize additional transactional savings by avoiding any applicable "odd lot" discount payable on a sale of Shares. If a shareholder is considering the sale of all or a portion of his or her Shares, the Offer also gives him or her the opportunity to determine the minimum price at which he or she is willing to sell his or her Shares. The Offer may also give the shareholder the opportunity to sell Shares at prices greater than the market price of the Shares prevailing before the Company announced the Offer. Shareholders who do not tender Shares or whose Shares are not purchased in the Offer will have a proportionate increase in their ownership interest in the Company.

     The Company's purchase of Shares pursuant to the Offer will reduce the number of Shares that are available to be publicly traded on the National Market of The Nasdaq Stock Market, Inc. ("Nasdaq"), and is likely to reduce the number of shareholders. Nonetheless, the Company anticipates that there will be enough shareholders and sufficient publicly available Class A Shares following the Offer to provide a reasonably liquid trading market for them. As of June 27, 1997, the Class B Shares are not listed with Nasdaq. The Company can make no assurances that sufficient publicly traded Shares will be available following the Offer to provide a reasonably liquid trading market.

     Neither the Company nor its Board of Directors makes any recommendation to shareholders as to whether or not to tender Shares. A shareholder must make his or her own decision whether to tender Shares and, if so, how many Shares to tender and at what price or prices.

     The Company has been informed by such persons that none of its directors or executive officers intends to tender any Shares pursuant to the Offer. The information required to be disclosed by Rule 13e-4(d)(1) of the General Rules and Regulations under the Securities Exchange Act of 1934 is contained in the Offer to Purchase and is incorporated herein by reference. Copies of the Offer to Purchase and Letter of Transmittal are being mailed commencing today to all holders of the Shares, as reflected on the records of the Transfer Agent as of June 30, 1997. The Offer is explained in detail in those materials. Shareholders are urged to carefully read those materials before making any decision with respect to the Offer. Additional copies of the Offer to Purchase and Letter of Transmittal may be obtained from the Information Agent at the address and telephone number set forth below and will be furnished promptly at the Company's expense.

     Questions or requests for assistance may be directed to the Information Agent or the Dealer Manager at their respective addresses and telephone numbers set forth below. Shareholders may also contact their broker, dealer, commercial bank, or trust company for assistance concerning the Offer.

--------------------------------------------------------------------------------
 THE OFFER, PRORATION PERIOD, AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN DAYLIGHT SAVINGS TIME, ON TUESDAY, JULY 29, 1997, UNLESS THE OFFER IS EXTENDED.
--------------------------------------------------------------------------------


                    The Information Agent For The Offer Is:

                        [GEORGESON & COMPANY INC. LOGO]

                               New York, New York
                                 (800) 223-2064
                                 (212) 440-9800


                      The Dealer Manager For The Offer Is:

                       ROBERT W. BAIRD & CO. INCORPORATED

                           777 East Wisconsin Avenue
                          Milwaukee, Wisconsin  53202
                                  888-224-7326
                          (toll free throughout U.S.)

July 1, 1997


                                      -4-